Exhibit 1.2

Execution Version

MONDELĒZ INTERNATIONAL, INC.

(the “Company”)

Debt Securities

TERMS AGREEMENT

(this “Agreement”)

March 3, 2021

To: The Representatives of the Underwriters identified herein

Ladies and Gentlemen:

The undersigned agrees to sell to the several Underwriters named in Schedule A hereto for their respective accounts, on and subject to the terms and conditions of the Amended and Restated Underwriting Agreement relating to debt securities covered by the Company’s registration statement on Form S-3 (File No. 333-236787) (incorporated by reference to Exhibit 1.1 to the Company’s registration statement on Form S-3 (File No. 333-172488) filed on February 28, 2011) (the “Underwriting Agreement”), the following securities (the “Offered Securities”) on the following terms (unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined):

OFFERED SECURITIES

Title:

0.250% Notes due 2028 (the “2028 Notes”).

0.750% Notes due 2033 (the “2033 Notes”).

1.375% Notes due 2041 (the “2041 Notes” and, together with the 2028 Notes and the 2033 Notes, the “Notes”).

Principal Amount:

€750,000,000 aggregate principal amount of 2028 Notes.

€600,000,000 aggregate principal amount of 2033 Notes.

€650,000,000 aggregate principal amount of 2041 Notes.

Interest:

Interest on the 2028 Notes is payable annually on March 17 of each year, commencing March 17, 2022 until the Maturity Date. The 2028 Notes will bear interest at the rate of 0.250% per annum.

Interest on the 2033 Notes is payable annually on March 17 of each year, commencing March 17, 2022 until the Maturity Date. The 2033 Notes will bear interest at the rate of 0.750% per annum.

Interest on the 2041 Notes is payable annually on March 17 of each year, commencing March 17, 2022 until the Maturity Date. The 2041 Notes will bear interest at the rate of 1.375% per annum.

Interest on each series of Notes will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on such series of Notes (or March 17, 2021 if no interest has been paid on such series of Notes), to but excluding the next scheduled interest payment date, i.e. the Actual/Actual (ICMA) payment convention as defined in the rulebook of the International Capital Market Association.

Interest on each series of Notes will be paid to the persons in whose names such series of Notes are registered at the close of business the business day before the relevant interest payment date (or to the applicable depositary, as the case may be).

Maturity Date:

The 2028 Notes will mature on March 17, 2028.

The 2033 Notes will mature on March 17, 2033.

The 2041 Notes will mature on March 17, 2041.

Currency of Denomination:

The Notes will be denominated in euro (€).

Currency of Payment:

All payments of interest and principal, including payments made upon any redemption of the Notes, will be made in euro (€).

Under certain circumstances, payments in respect of the Notes will be made in U.S. dollars, as described under the caption “Description of Notes—Issuance in Euro” in the Pricing Prospectus. Any payments in respect of the Notes so made in U.S. dollars will not constitute an event of default under the terms of the Notes.

Form and Denomination:

The Notes will be issued only in registered form and deposited in global form with a common depositary for Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank S.A./N.V. (“Euroclear”) in minimum denominations of €100,000 in principal amount and integral multiples of €1,000 in excess thereof.

Change of Control:

Upon the occurrence of a Change of Control Triggering Event (as defined in the Pricing Prospectus), the Company will be required to make an offer to purchase the Notes at a price equal to 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest to the date of repurchase as and to the extent set forth in the Pricing Prospectus under the caption “Description of Notes—Change of Control.”

Optional Redemption:

Prior to the Applicable Par Call Date (as defined below), the Company may, at its option, redeem the 2028 Notes, the 2033 Notes and the 2041 Notes, in whole at any time or in part from time to time, at the redemption prices described under the caption “Description of Notes—Optional Redemption” in the Pricing Prospectus.

On or after the Applicable Par Call Date, the Company may, at its option, redeem the 2028 Notes, the 2033 Notes and the 2041 Notes, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of such Notes to be redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date.

“Applicable Par Call Date” means (i) with respect to the 2028 Notes, December 17, 2027

(the date that is three months prior to the scheduled maturity date for the 2028 Notes), (ii) with respect to the 2033 Notes, December 17, 2032 (the date that is three months prior to the scheduled maturity for the 2033 Notes) and (iii) with respect to the 2041 Notes, December 17, 2040 (the date that is three months prior to the scheduled maturity date for the 2041 Notes).

Redemption for Tax Reasons:

The Company may redeem all, but not part, of the Notes of a series upon the occurrence of specified tax events described under the caption “Description of Notes—Redemption for Tax Reasons” in the Pricing Prospectus.

Conversion Provisions:

None.

Sinking Fund:

None.

Listing:

Nasdaq.

Payment of Additional Amounts:

In addition, the Company shall pay additional amounts to holders as and to the extent set forth under the caption “Description of Notes—Payment of Additional Amounts” in the Pricing Prospectus.

Purchase Price:

99.267% of the principal amount of the 2028 Notes, plus accrued interest, if any, from March 17, 2021.

98.704% of the principal amount of the 2033 Notes, plus accrued interest, if any, from March 17, 2021.

98.685% of the principal amount of the 2041 Notes, plus accrued interest, if any, from March 17, 2021.

Expected Reoffering Price:

99.592% of the principal amount of the 2028 Notes, plus accrued interest, if any, from March 17, 2021.

99.079% of the principal amount of the 2033 Notes, plus accrued interest, if any, from March 17, 2021.

99.135% of the principal amount of the 2041 Notes, plus accrued interest, if any, from March 17, 2021.

OTHER MATTERS

Closing:

On or before 2:00 p.m., Brussels time, on March 17, 2021, whereby payment to the Company is effected by the common depositary for Clearstream and Euroclear on behalf of the Underwriters against delivery of the Notes, which will be delivered to the nominated account for and on behalf of the Underwriters through Clearstream and Euroclear.

Settlement and Trading:

Registered form only via Clearstream or Euroclear.

Names and Addresses of the Representatives and Lead Underwriters:

Barclays Bank PLC

5 The North Colonnade, Canary Wharf

London, E14 4BB, UK

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

HSBC Bank plc

8 Canada Square

London, E14 5HQ, UK

Mizuho International plc

Mizuho House, 30 Old Bailey

London EC4M 7AU, UK

The respective principal amounts of the Offered Securities to be severally purchased by each of the Underwriters, on and subject to the terms and conditions of the Underwriting Agreement, are set forth opposite their names in Schedule A hereto.

The provisions of the Underwriting Agreement are incorporated herein by reference, except that:

(1) The definition of “Pricing Prospectus” in Section 2(a) is hereby replaced as follows: “; the Preliminary Prospectus that was included in the Registration Statement immediately prior to the Applicable Time (as defined below), including the preliminary prospectus supplement relating to the Securities and the Base Prospectus, is hereinafter called the “Pricing Prospectus”;”

(2) The definition of “Prospectus” in Section 2(a) is hereby replaced as follows: “; and the final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, including the final prospectus supplement relating to the Securities and the Base Prospectus, is hereinafter called the “Prospectus.””

(3) The definition of “Issuer Free Writing Prospectus” in Section 2(a) is hereby replaced as follows: ““Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Act (including any electronic roadshow).”

(4) Section 2(x) of the Underwriting Agreement is hereby replaced in its entirety as follows:

“(x) Except as otherwise disclosed in the Pricing Prospectus and the Prospectus, (i) to the knowledge of the Company after due inquiry, neither the Company nor any of its subsidiaries nor any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons (A) of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; (B) the U.K. Bribery Act 2010 (the “Bribery Act”); or (C) any other applicable anti-bribery or corruption law of any jurisdiction and (ii) the Company, its subsidiaries and, to the knowledge of the Company after due inquiry, its affiliates have conducted and will continue to conduct their businesses in compliance in all material respects with the FCPA, the Bribery Act and other applicable anti-bribery and corruption laws, and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.”

(5) Section 2(z) of the Underwriting Agreement is hereby replaced in its entirety as follows:

“(z) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is an individual or entity (“Person”) currently the target of any sanctions (each, a “Sanctions Target”), or owned 50% or more or otherwise controlled by, or acting on behalf of one or more Persons subject to or the target of any sanctions, including, without limitation, sanctions enforced by the United States Government such as the U.S. Department of the Treasury’s Office of Foreign Assets Control, as well as sanctions enforced by the United Nations Security Council, the European Union, or Her Majesty’s Treasury (collectively, “Sanctions”); nor is the Company or any of its subsidiaries located, organized, or resident in a country or territory that is the subject of comprehensive Sanctions; and, except as permitted by a competent government agency or department, pursuant to license, regulatory exemption or other applicable provision of law, the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute, or otherwise make available such proceeds to any subsidiaries, joint venture partners, or other Person, (i) for the purpose of funding or facilitating any activities of or business with any Person that, at the time of such funding or facilitation, is a Sanctions Target, (ii) for the purpose of funding or facilitating any activities of or business in any country or territory that is the subject of comprehensive Sanctions, or (iii) in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. This representation, warranty and undertaking is made if and to the extent that making it does not result in a violation of Council Regulation (EC) No. 2271/96 of 22 November 1996 or such regulations as it forms part of domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 (the “UK Blocking Regulation”), or any law, regulation or order implementing the UK Blocking Regulation, or any applicable anti-boycott laws or regulations.”

(6) Section 5(d) of the Underwriting Agreement is hereby replaced in its entirety as follows:

“(d) The Representatives shall have received an opinion, dated the Closing Date, from: (i) Hunton Andrews Kurth LLP, Virginia legal counsel to the Company, with respect to the matters set forth in Exhibit A and (ii) Gibson, Dunn & Crutcher LLP, New York legal counsel to the Company, with respect to the matters set forth in Exhibit B.”

(7) Each of Section 6(a) and Section 6(b) of the Underwriting Agreement is hereby amended to replace “directors and officers” in the first sentence thereof with “directors, officers, employees, agents and affiliates,” and Section 6(a) of the Underwriting Agreement is further amended to replace “Underwriter” the fourth and fifth time it appears in such section with “indemnified person” and to replace “any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed” in the first sentence thereof with “any Issuer Free Writing Prospectus, or any “issuer information” filed or required to be filed.”

(8) Notwithstanding anything in Section 4(h) of the Underwriting Agreement to the contrary, the Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Offered Securities under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Base Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) any fees charged by securities rating services for rating the Offered Securities; (iii) the cost of preparing the Securities; (iv) the fees and expenses of the Trustee and any paying agent or sub-paying agent (the “Paying Agent”) and any agent of the Trustee or the Paying Agent and the fees and disbursements of counsel for the Trustee and the Paying Agent in connection with the Indenture and the Securities; and (v) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this paragraph, and Sections 6 and 8 of the Underwriting Agreement, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel and any advertising expenses connected with any offers they may make.

(9) Section 10 of the Underwriting Agreement is hereby replaced in its entirety as follows:

10. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered, telecopied or transmitted by any other standard form of telecommunication and confirmed to the Representatives at their address set forth in the Terms Agreement, or, if sent to the Company, will be mailed, delivered, telecopied or transmitted by any other standard form of telecommunication and confirmed to it at 905 West Fulton Market, Suite 200, Chicago, Illinois 60607, facsimile: (570) 235-3005, Attention: Senior Vice President and Corporate Secretary.

In addition to the representations and warranties contained in Section 2 of the Underwriting Agreement, the Company, as of the date hereof and as of the Closing Date, represents and warrants to, and agrees with, each Underwriter that the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

All references to “Kraft Foods Inc.” in the Underwriting Agreement shall be deemed to refer to Mondelēz International, Inc.

All references to the Indenture, dated as of October 17, 2001, between the Company and Deutsche Bank Trust Company Americas (as successor to The Bank of New York and The Chase Manhattan Bank) in the Underwriting Agreement shall be deemed to refer to the Indenture, dated as of March 6, 2015, between the Company and Deutsche Bank Trust Company Americas, as amended and supplemented through to the date hereof.

For purposes of the Underwriting Agreement, the “Applicable Time” shall be 3:30 p.m. (London time) on March 3, 2021.

The Offered Securities will be made available for inspection at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, prior to the Closing Date.

For purposes of Section 6 of the Underwriting Agreement, the only Underwriter Information consists of the following information in the Prospectus: the information contained in the sixth, seventh and eighth paragraphs under the caption “Underwriting” in the Pricing Prospectus.

The Underwriters agree as between themselves that they will be bound by and will comply with the International Capital Markets Association Agreement Among Managers Version 1 / New York Law Schedule (the “Agreement Among Managers”) as amended in the manner set out below. For purposes of the Agreement Among Managers, “Managers” means the Underwriters, “Lead Manager” means the Representatives, “Settlement Lead Manager” means Mizuho International plc, “Stabilising Manager” means Mizuho International plc and “Subscription Agreement” means the Underwriting Agreement. Clause 3 of the Agreement Among Managers shall be deleted in its entirety and replaced with Section 7 of the Underwriting Agreement. For the avoidance of doubt, Section 7 of the Underwriting Agreement is subject to the terms and conditions of the Agreement Among Managers other than Clause 3 thereof. Notwithstanding the foregoing, the Underwriters shall pay their own expenses in accordance with the amount of Offered Securities purchased by such Underwriter as set forth on Schedule A, including the fees and disbursements of their counsel.

Recognition of U.S. Special Resolution Regimes:

In the event that any Underwriter that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Recognition of EU Bail-In Powers:

Notwithstanding, and to the exclusion of, any other term of this Agreement or any other agreements, arrangements, or understandings among the parties hereto, each of the Company and the Underwriters acknowledges and accepts that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Power by the Relevant Resolution Authority, and acknowledges, accepts, and agrees to be bound by:

(1) the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of each Covered Underwriter to the Company under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof: (i) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon; (ii) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the relevant Covered Underwriter or another person, and the issue to or conferral on the Company of such shares, securities or obligations; (iii) the cancellation of the BRRD Liability; or (iv) the amendment or alteration of any interest, if applicable, thereon, or the dates on which any payments are due, including by suspending payment for a temporary period;

(2) the variation of the terms of this Agreement as they relate to any BRRD Liability of a Covered Underwriter, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of the Bail-in Powers by the Relevant Resolution Authority.

For the purposes of this subsection,

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time”

“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation.

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Power in the applicable Bail-in Legislation may be exercised.

“Covered Underwriter” means any Underwriter subject to the Bail-In Legislation.

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/documents-guidelines/eu-bail-legislation-schedule.

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the relevant Covered Underwriter.

U.K. Bail-in Legislation:

Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between the Underwriters and the Company, the Company acknowledges and accepts that a UK Bail-in Liability arising under this Agreement may be subject to the exercise of UK Bail-in Powers by the relevant UK resolution authority, and acknowledges, accepts, and agrees to be bound by:

(1) the effect of the exercise of UK Bail-in Powers by the relevant UK resolution authority in relation to any UK Bail-in Liability of the Underwriters to the Company under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(a) the reduction of all, or a portion, of the UK Bail-in Liability or outstanding amounts due thereon;

(b) the conversion of all, or a portion, of the UK Bail-in Liability into shares, other securities or other obligations of the Underwriters or another person, and the issue to or conferral on the Issuer of such shares, securities or obligations;

(c) the cancellation of the UK Bail-in Liability;

(d) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

(2) the variation of the terms of this Agreement, as deemed necessary by the relevant UK resolution authority, to give effect to the exercise of UK Bail-in Powers by the relevant UK resolution authority.

For the purpose of this subsection, (1) “UK Bail-in Legislation” means Part I of the UK Banking Act 2009 and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings); (2) “UK Bail-in Powers” means the powers under the UK Bail-in Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it to suspend any obligation in respect of that liability; and (3) “UK Bail-in Liability” means a liability in respect of which the UK Bail-in Powers may be exercised.

Co-Manufacturer Acknowledgement:

(A) Solely for the purposes of the requirements of 3.2.7R of the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the UK MiFIR Product Governance Rules:

(i) each of Barclays Bank PLC, HSBC Bank plc and Mizuho International plc (each a “UK Manufacturer” and together the “UK Manufacturers”) acknowledges to each other UK Manufacturer that it understands the responsibilities conferred upon it under the UK MiFIR Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Notes and the related information set out in the Prospectus and announcements in connection with the Notes; and

(ii) the Company and the Underwriters (other than those not subject to the UK MiFIR Product Governance Rules) notes the application of the UK MiFIR Product Governance Rules and acknowledges the target market and distribution channels identified as applying to the Notes by the UK Manufacturers and the related information set out in the Prospectus and announcements in connection with the Notes.

(B) Solely for the purposes of the requirements of Article 9(8) of the MiFID Product Governance rules under EU Delegated Directive 2017/593, as amended (the “Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the Product Governance Rules:

(i) each of Goldman Sachs & Co. LLC and Société Générale (each a “Manufacturer” and together the “Manufacturers”) acknowledges to each other Manufacturer that it understands the responsibilities conferred upon it under the Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Notes and the related information set out in the Prospectus and any announcements in connection with the Notes; and

(ii) the Company and the Underwriters (other than those not subject to the Product Governance Rules) note the application of the Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Notes by the Manufacturers and the related information set out in the Prospectus and any announcements in connection with the Notes.

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If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours,

MONDELĒZ INTERNATIONAL, INC.

By:	/s/ Michael A. Call
Name: Michael A. Call
Title: Vice President and Treasurer

SIGNATURE PAGE TO TERMS AGREEMENT

The foregoing Terms Agreement is hereby confirmed and accepted as of the date first above written.

BARCLAYS BANK PLC

By:	/s/ Barbara Mariniello
Name: Barbara Mariniello
Title: Managing Director

GOLDMAN SACHS & CO. LLC

By:	/s/ Sam Chaffin
Name: Sam Chaffin
Title: Vice President

HSBC BANK PLC

By:	/s/ Karl Allen
Name: Karl Allen
Title: Associate General Counsel

MIZUHO INTERNATIONAL PLC

By:	/s/ Manabu Shibuya
Name: Manabu Shibuya
Title: Executive Director

Acting on behalf of themselves and as the Representatives of the several Underwriters.

SIGNATURE PAGE TO TERMS AGREEMENT

The foregoing Terms Agreement is hereby confirmed and accepted as of the date first above written.

BNP PARIBAS

By:	/s/ Hugh Pryse Davies
Name: Hugh Pryse Davies
Title: Authorised Signatory

By:	/s/ Benedict Foster
Name: Benedict Foster
Title: Authorised Signatory

Acting on behalf of itself as an Underwriter.

SIGNATURE PAGE TO TERMS AGREEMENT

The foregoing Terms Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE SECURITIES (EUROPE) LIMITED

By:	/s/ Dhiren Shah
Name: Dhiren Shah
Title: Managing Director

By:	/s/ David Anthony
Name: David Anthony
Title: Director

Acting on behalf of itself as an Underwriter.

SIGNATURE PAGE TO TERMS AGREEMENT

The foregoing Terms Agreement is hereby confirmed and accepted as of the date first above written.

DEUTSCHE BANK AG, LONDON BRANCH

By:	/s/ Ritu Kektar
Name: Ritu Kektar
Title: Managing Director

By:	/s/ John McCabe
Name: John McCabe
Title: Managing Director

Acting on behalf of itself as an Underwriter.

SIGNATURE PAGE TO TERMS AGREEMENT

The foregoing Terms Agreement is hereby confirmed and accepted as of the date first above written.

MUFG SECURITIES EMEA PLC

By:	/s/ Coina Painter
Name: Coina Painter
Title: Authorised Signatory

Acting on behalf of itself as an Underwriter.

SIGNATURE PAGE TO TERMS AGREEMENT

The foregoing Terms Agreement is hereby confirmed and accepted as of the date first above written.
SOCIÉTÉ GÉNÉRALE

By:	/s/ Michael Shapiro
	Name:	Michael Shapiro
	Title:	Head of Debt Capital Markets, Americas

Acting on behalf of itself as an Underwriter.

SIGNATURE PAGE TO TERMS AGREEMENT

The foregoing Terms Agreement is hereby confirmed and accepted as of the date first above written.

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

By:	/s/ Alvaro Solis
	Name:	Alvaro Solis
	Title:	Managing Director

By:	/s/ Leticia Arroyo
	Name:	Leticia Arroyo
	Title:	Senior Analyst

Acting on behalf of itself as an Underwriter.

SIGNATURE PAGE TO TERMS AGREEMENT

The foregoing Terms Agreement is hereby confirmed and accepted as of the date first above written.

BANCO SANTANDER, S.A.

By:	/s/ Nasri Touati
	Name:	Nasri Touati
	Title:	Associate

By:	/s/ Matthias Dhaene
	Name:	Matthias Dhaene
	Title:	Executive Director

Acting on behalf of itself as an Underwriter.

SIGNATURE PAGE TO TERMS AGREEMENT

The foregoing Terms Agreement is hereby confirmed and accepted as of the date first above written.

COMMERZBANK AKTIENGESELLSCHAFT

By:	/s/ Dr. Hartwig-Jacob
Name: Dr. Hartwig-Jacob
Title: Senior Counsel

By:	/s/ Hauser
Name: Hauser
Title: Senior Counsel

Acting on behalf of itself as an Underwriter.

SIGNATURE PAGE TO TERMS AGREEMENT

The foregoing Terms Agreement is hereby confirmed and accepted as of the date first above written.
CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

By:	/s/ Xavier Beurtheret
	Name:	Xavier Beurtheret
	Title:	Head of French Corporate Debt Capital Markets

By:	/s/ Franck Hergault
	Name:	Franck Hergault
	Title:	Managing Director

Acting on behalf of itself as an Underwriter.

SIGNATURE PAGE TO TERMS AGREEMENT

The foregoing Terms Agreement is hereby confirmed and accepted as of the date first above written.
INTESA SANPAOLO S.P.A.

By:	/s/ Pantaleo Cucinotta
	Name:	Pantaleo Cucinotta
	Title:	Head of Debt Capital Markets Origination

By:	/s/ Gianmario Pirolli
	Name:	Gianmario Pirolli
	Title:	Head of Corporate Debt Capital Markets Origination

Acting on behalf of itself as an Underwriter.

SIGNATURE PAGE TO TERMS AGREEMENT

The foregoing Terms Agreement is hereby confirmed and accepted as of the date first above written.
NATWEST MARKETS PLC

By:	/s/ David Hopkins
	Name:	David Hopkins
	Title:	Authorised Signatory

Acting on behalf of itself as an Underwriter.

SIGNATURE PAGE TO TERMS AGREEMENT

The foregoing Terms Agreement is hereby confirmed and accepted as of the date first above written.
SMBC NIKKO CAPITAL MARKETS LIMITED

By:	/s/ Steve Apted
	Name:	Steve Apted
	Title:	Managing Director

Acting on behalf of itself as an Underwriter.

SIGNATURE PAGE TO TERMS AGREEMENT

The foregoing Terms Agreement is hereby confirmed and accepted as of the date first above written.
WESTPAC BANKING CORPORATION

By:	/s/ Saru Pasupathy
	Name:	Saru Pasupathy
	Title:	Associate Director Debt Capital Markets and Syndicate

Acting on behalf of itself as an Underwriter.

SIGNATURE PAGE TO TERMS AGREEMENT

The foregoing Terms Agreement is hereby confirmed and accepted as of the date first above written.
CASTLEOAK SECURITIES, L.P.

By:	/s/ Philip J. Ippolito
	Name:	Philip J. Ippolito
	Title:	Chief Financial Officer

Acting on behalf of itself as an Underwriter.

SIGNATURE PAGE TO TERMS AGREEMENT

The foregoing Terms Agreement is hereby confirmed and accepted as of the date first above written.
DREXEL HAMILTON, LLC

By:	/s/ Anthony Felice
	Name:	Anthony Felice
	Title:	Managing Partner

Acting on behalf of itself as an Underwriter.

SIGNATURE PAGE TO TERMS AGREEMENT

SCHEDULE A

Underwriters	Principal Amount of 2028 Notes	Principal Amount of 2033 Notes	Principal Amount of 2041 Notes
Barclays Bank PLC	€62,550,000	€50,040,000	€54,210,000
Goldman Sachs & Co. LLC	62,550,000	50,040,000	54,210,000
HSBC Bank plc	62,550,000	50,040,000	54,210,000
Mizuho International plc	62,550,000	50,040,000	54,210,000
BNP Paribas	62,550,000	50,040,000	54,210,000
Credit Suisse Securities (Europe) Limited	62,475,000	49,980,000	54,145,000
Deutsche Bank AG, London Branch	62,550,000	50,040,000	54,210,000
MUFG Securities EMEA plc	62,475,000	49,980,000	54,145,000
Société Générale	62,550,000	50,040,000	54,210,000
Banco Bilbao Vizcaya Argentaria, S.A.	21,525,000	17,220,000	18,655,000
Banco Santander, S.A.	21,525,000	17,220,000	18,655,000
Commerzbank Aktiengesellschaft	21,525,000	17,220,000	18,655,000
Crédit Agricole Corporate and Investment Bank	21,525,000	17,220,000	18,655,000
Intesa Sanpaolo S.p.A.	21,525,000	17,220,000	18,655,000
NatWest Markets plc	21,525,000	17,220,000	18,655,000
SMBC Nikko Capital Markets Limited.	21,525,000	17,220,000	18,655,000
Westpac Banking Corporation	21,525,000	17,220,000	18,655,000
CastleOak Securities, L.P.	7,500,000	6,000,000	6,500,000
Drexel Hamilton, LLC	7,500,000	6,000,000	6,500,000
Total	€750,000,000	€600,000,000	€650,000,000

EXHIBIT A

Form of Opinion of Hunton Andrews Kurth LLP

1. The Company is a corporation validly existing and, based solely on the Good Standing Certificate, in good standing under the laws of the Commonwealth of Virginia as of the date of such certificate, and has the corporate power and authority to own or hold its properties and to conduct the businesses in which it is engaged as described in the Prospectus.

2. No filing with, notice to, or consent, approval, authorization or order of any governmental agency or body or official of the Commonwealth of Virginia or, to our knowledge, any court thereof, is required to be made or obtained in connection with the execution, delivery and performance of the Terms Agreement or the consummation of the transactions contemplated by the Terms Agreement, except as may be required under the blue sky laws of the Commonwealth of Virginia (as to which we express no opinion).

3. The Terms Agreement, the Indenture and the Notes have been duly authorized, executed and delivered by the Company.

4. None of the execution and delivery by the Company of the Terms Agreement, the consummation by the Company of the transactions contemplated by the Terms Agreement and the Indenture, or the issuance and sale of the Notes or compliance with the terms and provisions thereof, will (a) violate the Articles of Incorporation or the By-Laws or (b) violate any law, rule, regulation or order, known to us to be applicable to the Company, of any Virginia court or governmental agency under the laws of the Commonwealth of Virginia.

EXHIBIT B

Form of Opinion of Gibson, Dunn & Crutcher LLP

1. Each subsidiary of the Company listed on Annex A (each, a “Significant Subsidiary”) is a validly existing limited liability company in good standing under the laws of the State of Delaware with the requisite corporate or other power and authority to own its properties and conduct its business as described in the Prospectus.

2. The Indenture constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

3. The Notes, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4. The Note Documents have been duly executed by the Company, to the extent such actions are governed by the laws of the State of New York.

5. The execution and delivery by the Company of the Note Documents to which it is a party, the performance of its obligations thereunder, and the issuance by the Company of the Notes to the Underwriters:

(i) do not and will not result in a breach of or default under any agreement to which the Company is a party that is identified to us in a certificate of the Company as being material to the Company and its subsidiaries taken as a whole, which agreements are listed on Annex B; and

(ii) do not and will not violate, or require any filing with or approval of any governmental authority or regulatory body of the State of New York or the United States of America under, any law, rule or regulation of the State of New York or the United States of America applicable to the Company that, in our experience, is generally applicable to transactions in the nature of those contemplated by the Underwriting Agreement, except for such filings or approvals as already have been made or obtained under the Securities Act of 1933, as amended (the “Securities Act”).

6. Insofar as the statements in the Pricing Disclosure Package and the Prospectus under the caption “Description of Notes” and “Description of Debt Securities” purport to describe specific provisions of the Notes or the Indenture, such statements present in all material respects an accurate summary of such provisions.

7. Insofar as the statements in the Pricing Disclosure Package and the Prospectus under the caption “Certain U.S. Federal Income Tax Considerations” purport to describe specific provisions of the Internal Revenue Code of 1986, as amended, or the rules and regulations thereunder, or legal conclusions with respect thereto, such statements present in all material respects an accurate summary of such provisions or conclusions.

8. The Company is not and, after giving effect to the sale of the Notes and the use of proceeds therefrom as described in the Prospectus, will not be an “investment company” that is required to be registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”). For purposes of this paragraph 8, the term “investment company” has the meanings ascribed to such term in the Investment Company Act.

9. On the basis of the foregoing, and except for the financial statements and schedules, statistical information that is purported to have been provided on the authority of an expert or public official and other information of an accounting or financial nature and the Statement of Eligibility on Form T-1 of the Trustee included or incorporated by reference therein, as to which we express no opinion or belief, no facts have come to our attention that led us to believe: (a) that the Registration Statement, at the time it became effective (which, for purposes of this letter, shall mean [•]), or the Prospectus, as of the date of the Final Prospectus Supplement, were not appropriately responsive in all material respects to the requirements of the Securities Act and the Trust Indenture Act and the applicable rules and regulations of the Commission thereunder; or (b)(i) that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein, or necessary to make the statements therein not misleading, (ii) that the General Disclosure Package, at the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) that the Prospectus, as of its date or as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.